Exhibit 10.1

AMENDMENT Number THREE TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This AMENDMENT NUMBER THREE TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of November 8, 2022, and is entered into by and among VINTAGE WINE ESTATES, INC., a Nevada corporation (“Holdings”), VINTAGE WINE ESTATES, INC., a California corporation (“Borrower Agent”), each Subsidiary of Borrower Agent party to this Amendment (together with Borrower Agent, each a “Borrower” and, collectively, “Borrowers”), the financial institutions party to this Amendment (collectively, “Lenders”), and BANK OF THE WEST (“Bank of the West”), as administrative agent and collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”).

RECITALS

WHEREAS, Holdings, Borrowers, the Lenders, and the Agent are parties to that certain Amended and Restated Loan and Security Agreement, dated as of April 13, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).

WHEREAS, Borrowers have requested that Agent (with the consent of the Required Lenders) amend the definition of Adjusted EBITDA to include a $19.1 Million addback for an inventory write down in June 2022.

WHEREAS, Agent and the Required Lenders have agreed to Borrowers’ request pursuant to the terms of this Amendment.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties agree as follows:

1.
DEFINITIONS. All terms which are defined in the Loan Agreement shall have the same definition when used herein unless a different definition is ascribed to such term under this Amendment, in which case, the definition contained herein shall govern.
2.
AMENDMENT. The Loan Agreement is amended in the following respects:
2.1.
Amend Definition of Adjusted EBITDA. Effective as of the date of this Amendment, the definition of “Adjusted EBITDA” contained in Section 1.1 of the Loan Agreement is deleted and replaced with the following:

Adjusted EBITDA: for any applicable period, and determined on a consolidated basis for Borrower Agent and its Subsidiaries (or, after the delivery of the SPAC Joinder, for Holdings and its Subsidiaries), shall be the sum of:

a)
Consolidated Net Income,
b)
interest expense,
c)
taxes,
d)
depreciation and amortization expense and
e)
non-cash stock compensation and other non-cash expense items (including any charges resulting from purchase accounting (including step-ups in basis for inventory and other assets)),

plus without duplication,

f)
non-recurring business optimization expenses and other restructuring charges or reserves not to exceed $1,000,000 during any four consecutive fiscal quarter measurement period,

g)
pro forma “run rate” cost savings, operating expense reductions and cost synergies (in each case net of continuing associated expenses), in each case related to a consummated Permitted Acquisition, that are reasonably identifiable, factually supportable and that are reasonably expected by Borrower Agent in good faith to be realized within twelve months following the consummation of such Permitted Acquisition as a result of specified actions (x) taken since the beginning of such period or (y) initiated prior to or during such period or (z) reasonably anticipated to be taken in connection with or following such consummated Permitted Acquisition (and a Senior Officer of Borrower Agent shall have delivered (i) an officer’s certificate to the Agent stating that such cost savings, operating expense reductions and/or cost synergies are reasonably identifiable, factually supportable and reasonably anticipated in good faith to be achieved, and (ii) information and calculations supporting in reasonable detail such estimated cost savings, operating expense reductions and/or cost synergies) (in the case of each of the foregoing, calculated on a pro forma basis as though such cost savings, operating expense reductions or cost synergies, as applicable, had been realized on the first day of such period, net of the amount of actual benefits realized during such period from such actions); provided that (A) the aggregate amount added back pursuant to this clause (g) shall not exceed (to the extent any such adjustment is not permissible under Article 11 of Regulation S-X under the Securities Act), for any period, five percent (5%) of Adjusted EBITDA for such period (calculated without giving effect to this clause (g)) and (B) if any cost savings, operating expense reductions or cost synergies shall at any time cease to be reasonably anticipated by Borrower Agent to be achieved within the twelve month period following the consummation of such Permitted Acquisition, then on and after such time such cost savings, operating expense reductions or cost synergies shall not be permitted to be added back pursuant to this clause (g),
h)
one-time transaction fees, costs, expenses, premiums, make-whole amounts, penalty payments and other similar items during such period in connection with any issuance, incurrence or repayment of Indebtedness, any issuance of Equity Interests, any investment, any acquisition and any disposition, in each case to the extent permitted hereunder, including without limitation in connection with this Agreement and the other Loan Documents (including legal fees and fees, costs and expenses paid or reimbursed to the Lenders, the Issuing Bank and the Agent),
i)
charges, losses, lost profits, expenses or write-offs to the extent indemnified or insured by a third party, including expenses covered by indemnification provisions in any agreement in connection with a Permitted Acquisition, provided that, in respect of any item that is added back in reliance on this clause (v), the relevant Person in good faith (to the extent set forth in a certificate of a Senior Officer of Borrower Agent) expects to receive reimbursement for such item within the next four fiscal quarters (it being understood that to the extent any reimbursement amount is not actually received within such four fiscal quarter period, such reimbursement amount so added back but not so received shall be deducted in calculating Adjusted EBITDA for the fiscal quarter immediately following such four fiscal quarter period),
j)
non-cash losses recognized and expenses incurred in connection with the effect of currency and exchange rate fluctuations on intercompany balances and other balance sheet items,
k)
up to $5 million in Public Company Costs,
l)
any one-time expenses relating to the initial costs associated with, or in anticipation of, or preparation for establishing compliance with the Sarbanes-Oxley Act of 2002, as amended,
m)
one-time $9 million inventory adjustment for winery overhead the Fiscal Year ended June 30, 2021,
n)
non-cash insurance premiums not to exceed $3.7 million through the Fiscal Year ending June 30, 2022, and
o)
$19,100,000 of inventory adjustments during the Fiscal Quarter ended June 30, 2022.

minus without duplication,

p)
non-cash items of gain or revenue (to the extent added in determining Consolidated Net Income), and
q)
gains recognized and income recognized in connection with the effect of currency and exchange rate fluctuations on intercompany balances and other balance sheet items, calculated on a consolidated basis in accordance with GAAP;

provided, that Adjusted EBITDA shall be calculated so as to exclude the effect of any gain or loss for such period that represents after-tax gains or losses attributable to any sale, transfer or other disposition of assets outside the ordinary course of business.

3.
CONDITIONS PRECEDENT TO EFFECTIVENESS OF AMENDMENT. This Amendment shall be effective only upon satisfaction in full of the following conditions precedent:
3.1.
Agent shall have received counterparts to this Amendment, duly executed by the Agent, the Borrowers, and the Lenders, as applicable.
4.
REPRESENTATIONS AND WARRANTIES. Each of the Borrowers hereby affirms to Agent and the Lenders that all of Borrowers’ representations and warranties set forth in the Loan Agreement are true and correct in all material respects (or all respects if already qualified by materiality) as of the date hereof (except for any representations and warranties that expressly relate to an earlier date).
5.
LIMITED EFFECT. Except for the specific amendments contained in this Amendment, the Loan Agreement and other Loan Documents shall remain unchanged and in full force and effect.
6.
GOVERNING LAW. This Amendment shall be governed by the laws of the State of California, without giving effect to any conflict of law principles (but giving effect to Federal laws relating to national banks).
7.
COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment.

[Signatures are on the following pages]

IN WITNESS WHEREOF, this Amendment has been executed and delivered as of the date set forth above.

HOLDINGS:

VINTAGE WINE ESTATES, INC.,
a Nevada corporation

By:	/s/ Patrick Roney
Name:	Patrick Roney
Title:	Chief Executive Officer

BORROWERS:

VINTAGE WINE ESTATES, INC.,
a California corporation

By:	/s/ Patrick Roney
Name:	Patrick Roney
Title:	President

GROVE ACUISITION, LLC,
a California limited liability company

By:	/s/ Patrick Roney
Name:	Patrick Roney
Title:	Manager

GIRARD WINERY, LLC,
a California limited liability company

By:	/s/ Patrick Roney
Name:	Patrick Roney
Title:	Manager

MILDARA BLASS INC.,
a California corporation

By:	/s/ Patrick Roney
Name:	Patrick Roney
Title:	President

SPLINTER GROUP NAPA, LLC,
a California limited liability company

By:	/s/ Patrick Roney
Name:	Patrick Roney
Title:	Manager

SABOTAGE WINE COMPANY, LLC,
a California limited liability company

By:	/s/ Patrick Roney
Name:	Patrick Roney
Title:	Manager

VWE CAPTIVE, LLC,
a Nevada limited liability company

By:	/s/ Patrick Roney
Name:	Patrick Roney
Title:	Manager

CALIFORNIA CIDER CO., INC.,
a California corporation

By:	/s/ Patrick Roney
Name:	Patrick Roney
Title:	President

THAMES AMERICA TRADING COMPANY LTD.,
a California corporation

By:	/s/ Patrick Roney
Name:	Patrick Roney
Title:	Chief Executive Officer

VINESSE, LLC,
a California corporation

By:	/s/ Patrick Roney
Name:	Patrick Roney
Title:	Chief Executive Officer

AGENT:

BANK OF THE WEST,
as Agent (with the consent of the Required Lenders)

By:	/s/ Eric Andersen
Name:	Eric Andersen
Title:	Vice President

LENDERS:

BANK OF THE WEST,
as a Lender

By:	/s/ Tracy Holmes
Name:	Tracy Holmes
Title:	Group Managing Director

CITY NATIONAL BANK,
as a Lender

By:	/s/ Teresa Wong
Name:	Teresa Wong
Title:	Senior Vice President

RABO AGRIFINANCE LLC,
as a Lender

By:	/s/ Catherine M. Vyenielo
Name:	Catherine M. Vyenielo
Title:	Senior Vice President

AGCOUNTRY FARM CREDIT SERVICES, PCA,
as a Lender

By:	/s/ Lisa Caswell
Name:	Lisa Caswell
Title:	Vice President

FEDERAL AGRICULTURAL MORTGAGE CORPORATION,
as a Lender

By:	/s/ Kyle Weaver
Name:	Kyle Weaver
Title:	Director of Institutional Business Development

BANK OF HOPE,
as a Lender

By:	/s/ Brandon Lee
Name:	Brandon Lee
Title:	First Vice President

COMPEER FINANCIAL PCA,
as a Lender

By:	/s/ Daniel J. Best
Name:	Daniel J. Best
Title:	Director, Capital Markets

COMERICA BANK,
as a Lender

By:	/s/ Bill Stefani
Name:	Bill Stefani
Title:	Vice President

GREENSTONE FARM CREDIT SERVICES, ACA,
as a Lender

By:	/s/ Curtis Flammini
Name:	Curtis Flammini
Title:	Vice President- Capital Markets Lending

GREENSTONE FARM CREDIT SERVICES, FLCA,
as a Lender

By:	/s/ Curtis Flammini
Name:	Curtis Flammini
Title:	Vice President- Capital Markets Lending

FARM CREDIT MID-AMERICA, PCA,
as a Lender

By:	/s/ Tabatha Hamilton
Name:	Tabatha Hamilton
Title:	Vice President Food and Agribusiness

FARM CREDIT BANK OF TEXAS,
as a Lender

By:	/s/ Evelin Herrera
Name:	Evelin Herrera
Title:	Director

BMO HARRIS BANK , N.A,
as a Lender

By:	/s/ Corey Noland
Name:	Corey Noland
Title:	Director

SIGNATURE BANK,
as a Lender

By:	/s/
Name:
Title: